EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PortalPlayer, Inc. on Form S-8 of our report dated September 8, 2004 (November 15, 2004 as to Note 16) with respect to the consolidated financial statements of PortalPlayer, Inc. appearing in Registration Statement No. 333-117900 on Form S-1/A of PortalPlayer, Inc.

/s/    Deloitte & Touche LLP

San Jose, California

November 30, 2004